NASDAQ: PRSC January 2012 Exhibit 99.1

Cautionary Note about Forward-Looking Statements
Certain statements made in this presentation, such as any statements about
Providence's confidence or strategies or its expectations about revenues, results of operations, profitability, earnings per share, contracts, collections, award of contracts, acquisitions and related growth, growth resulting from initiatives in certain states, effective tax rate or market opportunities, constitute "forward-looking statements" within the meaning of the private Securities Litigation Reform Act of
1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence's actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence's filings with the Securities and Exchange Commission.
Words such as "believe," "demonstrate," "expect," "estimate," “forecast,”
"anticipate," "should" and "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-
looking statements, which speak only as of the date the statement was made. No inference should be drawn that Providence undertakes any obligation to update any forward-looking statement contained herein.
Forward-Looking Statements

PRSC Overview
Market Cap: $192 million
Price (1/11/12): $14.80
Range: $8.35 - $17.84
Diluted Shares Out: 13.3 million*
Avg. Volume 58,000
Cash Position: $48.5 million*
Net LT Debt: $104 million*
Revenue TTM: $918 million*
Trailing 12M EPS: $1.19
P/E (trailing): 12.4x
Price/Sales 0.2x
* Data as of 9/30/2011

Providence Service Corporation
Human Services Without Walls

Leading provider of home and community based
social services and transportation services
management
Clients are government beneficiaries eligible due to
income level and/or emotional/educational
disabilities, funded largely by Medicaid
Services are contracted primarily by state, city and
county levels of government and are delivered
under fee-for-service, cost-based, capitated and
block purchase arrangements
Deliver cost savings and improved effectiveness for
government social programs by reducing out of
home care and reducing transportation expense

Home and Community
Based Counseling
Home based counseling
Intensive home based counseling
Substance abuse treatment services
School support services and tutoring
Correctional private parole services
Workforce development and job training
Therapeutic foster care, adoption
services
Developmentally disabled and autism
spectrum services
Mentoring
Point to point  transportation
Customer, trip authorization
Call-center management
Utilization management  and data
collection
Quality assurance
Billing and claims
Network credentialing
Case management
NET Services
Our Services

Social Services Segment Overview
520 contracts and over 57,000 clients (of 60 million eligibles) in
33 states, the District of Columbia and British Columbia
*
Business built around steady organic growth and through
acquisitions
Past growth levels - averaging 9% per year - are expected to be sustainable given far reaching operations and the large
population eligible for its services
Pricing expected to be steady, substantially all contracts
renewed
Variable business model allows management to adjust to
challenges as necessary including state budget pressures and system reforms that could challenge overall profit margin

* Data as of 9/30/2011

NET Services Segment Overview
Leader in the $2.8 billion Medicaid NET benefit market with 75 contracts in 34 states and the District of Columbia and over 10.3 million covered lives
*
Positive revenue trends as a result of recent bid success rate
-
Won 8 of 9 incumbent contracts up for rebid in 2011
• Only loss Colorado (<$6M)
-
Won 5 of 5 new states in 2011
-
Expect to service 40 states in 2012

* Data as of 9/30/2011

NET Services Segment Bid Results
Retained Virginia, our second largest contract, as well as contracts in Delaware, Arkansas and Pennsylvania.
Received notice of intent to re-award in Nevada, but still subject to protest.
Retained and expanded contracts in South Carolina and Georgia
(this award remains under protest).
Also retained and expanded Connecticut after successful protest, but new contract structure will reduce revenue recognition.
Added Michigan and Wisconsin and Missouri was reinstated.
Newly executed contracts in Texas and New York City will be
implemented in early second quarter.
Additional business from NJ and start-up costs in Michigan and
Wisconsin impacting 2011 margins

Market Trends are Generally Favorable
Medicaid enrollment up by 19% since 2007
1
, expected to
increase by 33% in 2013 with Healthcare Reform Legislation
60% of Medicaid dollars still spent on out-of-home care
2
States now have federal financial incentives to increase home and community based services and are redirecting clients away from out-of-home care
Federal Court has intervened to stop indiscriminate cuts
CMS will not grant eligibility waivers
1
Kaiser
2
CMS

State budgets remain tight, but with Medicaid
enrollment up - states have to do more with less

Strategic Initiatives
Develop/Deliver Services to New Payer Client Segments:
Seniors
–
Deliver skilled and unskilled home health and mobility services
–
Estimated $100 billion market by 2017
(1)
U.S. Dept. of Veterans Affairs
–
Budget driven shift to more cost effective human/behavioral health services for active military and veterans
–
FY2012 medical care budget estimate of $53.9 billion up from $47.3 billion in 2010
(2)
Health Care Reform
–
Adds 16 million new Medicaid recipients beginning 2013
–
Deliver Mental Health Parity
–
Boost community health focus with $11 billion to health centers over next
10 years and 20 million new patients
1)
Centers for Medicare and Medicaid Services
2)
U.S. Dept. of  Veterans Affairs

Revenue grew 5.8% to $699 million from first nine months of 2010
–
Social services up 4.9%
–
NET services up 6.3%
First nine month 2011 revenue up 19% over two year period (2009)
Diluted EPS of $0.85
–
EPS included non-cash charge of $2.5 million or $0.11 for write-off of unamortized deferred financing fees related to its senior credit facility
Cash from operations of $32 million
Debt refinancing completed
–
New $140 million senior secured credit facility
–
Interest savings of approximately 300 basis points
Continued Growth in
2011 First Nine Months

Providence: Competitively Positioned
Strong Business with Track Record of Success
Continued Growth Expected from Both Social
Services and Transportation Businesses
Positioned to Benefit from Increased Medicaid
Enrollment and Trend toward Home and
Community Based Care
Potential to Diversify Into New Payer Client
Segments through Organic and/or Acquisitive
Growth
Strong Cash Flow and Commitment to Deleverage
1
Centers for Medicare and Medicaid Services
2
U.S. Dept. of Veterans Affairs